UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2008

EPIC BANCORP
(Exact name of registrant as specified in its charter)

California	000-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 526-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 24, 2008, Epic Bancorp (the “Company”) announced by press release its earnings for the three months ended March 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

The press release incorporated herein as Exhibit 99.1 is not filed but furnished pursuant to Regulation FD.

Item 5.02 (e) Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008 the Company’s Board of Directors, acting upon a recommendation from the Compensation Committee, voted to increase the life insurance benefits to Senior and Executive Officers. As a part of this benefit Michael Moulton, the Chief Financial Officer of the Company, has received, subject to medical underwriting, a $1 million life insurance policy for the benefit of his heirs. Such benefit is provided while he is serving in his present capacity with the Company. The previous life insurance benefit was two times his annual salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On April 22, 2008 the Bylaws the Company were amended and restated to allow for electronic notification and transmission of shareholder information pursuant to California law and for other non-substantive changes.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2008	EPIC BANCORP

/s/ Michael E. Moulton

Michael E. Moulton, Chief Financial Officer
(Principal Financial Officer)